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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
Contact:
Susan Fedor, Investor Relations
203.894.3288, susanfedor@vitalworks.com

                        VitalWorks to Acquire AMICAS Inc.


RIDGEFIELD, Conn, November 25 /PRNewswire/-VitalWorks Inc. (Nasdaq:VWKS), a leading provider of healthcare information management technology, today announced that it has entered into a definitive agreement to acquire AMICAS, Inc., a leading developer of Web-based diagnostic image management software solutions. These systems, commonly referred to as picture archiving and communication systems, or PACS, allow radiologists and other physicians to examine, store, and distribute digitized medical images. The acquisition of AMICAS, which just weeks ago was ranked #1 in the KLAS (www.healthcomputing.com) PACS Perception Study, provides VitalWorks with the ability to offer clients a comprehensive, integrated information and image management solution, incorporating all the key components of a complete radiology data management system. VitalWorks expects the acquisition to position it to achieve its goal of becoming a major player in the growing PACS market.

VitalWorks will acquire AMICAS for $30 million in cash and up to an additional $25 million based on attainment of specified earnings targets through 2004. In addition, VitalWorks will assume incentive plans for certain management employees of AMICAS that provide for up to $5 million of compensation, tied to the attainment of earnings targets for the contingent earn-out period. VitalWorks expects to use a portion of its credit line to finance $15 million of the purchase price. VitalWorks has not completed the allocation of the purchase price as it is in the process of identifying and determining the fair value of the assets to be acquired and liabilities to be assumed, including intangible assets, deferred revenues and acquired in-process technology. Accordingly, the company's fiscal projections for the current quarter are no longer valid. However, based on preliminary estimates, VitalWorks expects the acquisition of AMICAS to dilute earnings per share in 2004 by approximately $.09 to $.12, due in part to the amortization of intangible assets, and to be accretive to its year 2005 earnings.
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Upon completion of the acquisition, AMICAS, which has approximately 60 employees, will become a wholly-owned subsidiary of VitalWorks. AMICAS will continue its Boston-based operations and intends to retain its employees, who will continue to report to AMICAS' president and CEO, Hamid Tabatabaie. VitalWorks anticipates closing the acquisition by the end of this month subject to the satisfaction of customary closing conditions.

AMICAS, Inc. is a leading developer of picture archiving and communication systems (PACS). The AMICAS Vision Series PACS allows hospitals and imaging centers to capture, securely store, and provide radiologists and other clinicians with instantaneous access to medical images and associated reports. AMICAS' installations represent a diverse client base ranging from the largest healthcare institutions such as Massachusetts General Hospital, University of Alabama Medical Center, University of Chicago Hospitals, and NewYork-Presbyterian Hospital, to community hospitals, to radiology group practices and outpatient imaging centers. The software is used in more than five million diagnostic imaging procedures per year. Further, AMICAS is an industry leader and a pioneer in utilizing the Internet and Web standards in developing and deploying standards-based, comprehensive and integrated diagnostic imaging and information management systems.

In their most recent PACS Perception Study which was released on October 16, 2003, KLAS Enterprises (www.healthcomputing.com) ranked AMICAS as the overall top-rated PACS vendor. Other participating vendors included Agfa, Fuji, GE, Kodak, McKesson, Philips, and Siemens. In addition to top position overall, AMICAS was also ranked number-one in the categories of Clinical Workflow, Web Distribution, End User Perception, Cost/Value Rating, and Vendor Vision.

"Our strategic acquisition of AMICAS is an important step in solidifying VitalWorks' position as a dominant provider of radiology-based information and image management systems," stated Joseph Walsh, VitalWorks' president and CEO. "With the acquisition of AMICAS, we expect the industry-leading positions of our respective companies to afford VitalWorks' clients and prospective clients a broad product offering, value proposition, and comprehensive service and support capabilities that we believe will be simply unparalleled in the marketplace."

"With the growing volumes of imaging tests and the rapid advancement of medical imaging technologies, the diagnostic imaging market faces an explosion of data that needs to be
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managed more efficiently than ever before. VitalWorks and AMICAS share a common vision in building valued products and services that uniquely address the growing demand," said Hamid Tabatabaie, AMICAS president and CEO. "VitalWorks shares many of AMICAS' philosophies in the areas of technology, product direction, and client service, and I am excited about the opportunities that the combined strength of our companies will provide our clients."

"We are extremely pleased to have AMICAS as a key component of our radiology product suite," stated Stephen N. Kahane, M.D., VitalWorks' vice chairman and chief strategy officer. "PACS is expected to be an area of high growth over the next few years, and we expect that this acquisition will allow VitalWorks to fill the increasing demand in the market for a tightly integrated information and image management solution. Being able to offer a comprehensive, integrated radiology IT solution from a single source is one of our company's primary objectives, and this acquisition is a huge step in achieving this objective. In addition, with VitalWorks' financial strength, the AMICAS products will be well-positioned to take advantage of the high growth of PACS sales that is expected in the hospital market over the next five years," Dr. Kahane added.

Media Event Information

VitalWorks will host a conference call today, Tuesday November 25, 2003, at 11:30 a.m. eastern time/8:30 a.m. pacific time to discuss the acquisition. Interested parties may participate by calling 1-800-905-0392 or 785-832-1508 (Conference ID: Vital). A live audio-only Web cast of the call will be available at http://www.vcall.com. A replay of the call will be available after the call as follows: Telephone replay number: 888-566-0824 (Conference ID: Vital); Telephone replay will be available from 3:30 p.m. (Eastern Time) on November 25, 2003 until 11:59 p.m. (Eastern Time) on November 26, 2003.

About VitalWorks

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for general medical practices and has specialty-specific products and services for practices such as radiology, anesthesiology, ophthalmology, emergency medicine, plastic surgery, and dermatology. VitalWorks also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative,
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financial, and clinical information management functions for physicians and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit the company at www.vitalworks.com.


Safe Harbor Statement

Except for the historical information herein, the matters discussed in this release include forward-looking statements. The forward-looking statements contained in this release include statements about future financial and operating results and the proposed acquisition. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include: the risk that VitalWorks' and AMICAS' businesses and/or products will not be integrated successfully, costs related to the merger, the failure by the companies to retain key employees, integrity of the intellectual property of AMICAS, continued compliance of all government laws, rules and regulations for all applicable products, the failure by the combined company to complete and deliver products and services within currently estimated time frames and budgets, the inability to achieve revenues from combined lines of products, economic and political conditions in the United States and abroad and other risks affecting VitalWorks' businesses generally and as set forth in VitalWorks' most recent filings with the Securities and Exchange Commission. All forward-looking statements in this press release are qualified by these cautionary statements and are made only as of the date of this press release. VitalWorks and AMICAS are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events or otherwise.